Exhibit 99.3

Vivani Medical Announces Positive Top-Line Results from SLIM-1™, a First in Human Phase 1 Trial of NPM-139 (semaglutide implant) and Wegovy (weekly semaglutide injections) in Obese and Overweight Subjects

Strong NPM-139 safety and tolerability profile:

-0 of 10 NPM-139 subjects experienced adverse events reported as treatment related

-5 of 10 Wegovy subjects (control group) experienced adverse events reported as treatment related (gastrointestinal only, consistent with marketed GLP-1 therapies)

Encouraging NPM-139 semaglutide release profile:

-No NPM-139 rapid drug exposure increases; maximum drug levels from a single administration measured at ~16 days (versus ~2.4 days for the Wegovy control group)

-NPM-139 semaglutide delivery was encouraging and consistent with preclinical performance

-Comparable weight loss was observed between the NPM-139 and Wegovy groups

Clinical advancement supported:

-Vivani will advance NPM-139 towards a Phase 2 dose-ranging weight maintenance trial anticipated to begin in 2027

-Vivani will explore the potential for clinical development of NPM-139 in GLP-1-naïve patients based on the positive SLIM-1 tolerability profile

ALAMEDA, Calif., November 12, 2026 (GLOBE NEWSWIRE) -- Vivani Medical, Inc. (Nasdaq: VANI) (“Vivani” or the “Company”), a clinical-stage biopharmaceutical company developing miniature, ultra-long-acting drug implants utilizing its proprietary NanoPortal™ technology, today reported positive top-line results from SLIM-1, the Company’s recently completed Phase 1 trial of low-dose NPM-139 (semaglutide implant) and a control group of low-dose Wegovy™ (semaglutide injection). NPM-139 is a subdermal implant being designed for once or twice-yearly administration under development for chronic weight management in obese or overweight patients.

“The positive top-line data from our SLIM-1 Phase 1 trial marks a critical milestone for Vivani, demonstrating encouraging clinical translation from preclinical models to humans, an encouraging delivery profile, and a strong tolerability profile,” said Adam Mendelsohn, CEO of Vivani Medical. “Real-world data show a staggering level of GLP-1 therapy dropoff. By some estimates, more than 50% of GLP-1 users discontinue their therapy within a single year, with gastrointestinal side effects driving much of this attrition. The long-term health outcomes and related pharmacoeconomic value that have been associated with GLP-1 therapy are only realized when patients remain on treatment for durations significantly longer than one year. The absence of rapid drug exposure increases from the NPM-139 group is both desirable and reassuring because rapid increases in drug concentrations have been associated with tolerability issues with other GLP-1 therapies. The strong NPM-139 safety and tolerability profile in SLIM-1 reinforces our belief that NPM-139 may directly address a major reason for attrition in GLP-1 therapies, while simultaneously improving medication adherence and convenience for patients.”

Dr. Mendelsohn continued, “We don’t know of any other company that is developing miniature, ultra-long-acting, GLP-1 implants that make possible a once- or twice-yearly administration frequency, with the reversibility speed of a weekly injection. We expect that quick reversibility will be a compelling feature for certain segments of the GLP-1 market who would like an ultra-long-acting option but would need one that offers quick reversibility, including the approximately 23% of GLP-1 users who are women of child-bearing age due to recommendations against continued GLP-1 use during pregnancy.”

Vivani Chairman of the Board, Gregg Williams, stated, “I’m very excited about the new top-line SLIM-1 data released today and continue to believe these miniature, ultra-long-acting drug implants have the potential to revolutionize the treatment of chronic diseases including obesity and type 2 diabetes. I remain committed to supporting the development of Vivani’s portfolio of innovative drug implants and the ultimate benefits these new therapeutic options may deliver to prescribers and their patients.”

About SLIM-1™

SLIM-1 is an open-label, active-controlled clinical trial evaluating a low-dose NPM-139 (semaglutide implant) given to 10 participants, and the starting dose of Wegovy (0.25mg/week semaglutide injection) given to a control group of 10 participants, over a four-week duration. The trial was designed to evaluate the safety, tolerability and pharmacokinetic profile in overweight or obese participants who are otherwise healthy. Changes in weight were also measured.

SLIM-1 was conducted in a single study center in Australia. Implant insertions and removals were brief and successfully completed without any complications. The Wegovy group experienced weight loss of 0.82 percent and the NPM-139 group experienced weight loss of 0.79 percent. No serious adverse events (AEs) were reported in the study.

Vivani continues to support Novo Nordisk’s evaluation of NPM-139 and the NanoPortal technology under the non-exclusive agreement announced in July 2026.

About Vivani Medical, Inc.

Leveraging its proprietary NanoPortal™ platform, Vivani develops miniature, biopharmaceutical implants designed to deliver drug molecules steadily over extended periods of time with the goal of guaranteeing adherence and improving patient tolerance to their medication. Vivani is developing a portfolio of GLP-1 based implants for metabolic diseases including obesity and type 2 diabetes. These NanoPortal implants are designed for once- or twice-yearly administration to provide patients with the opportunity to realize the full potential benefit of their medication by avoiding the numerous challenges associated with the daily or weekly administration of orals and injectables, including tolerability issues and loss of efficacy. Medication non-adherence occurs when patients do not take their medication as prescribed. This affects an alarming number of patients, approximately 50%, including those taking daily pills. For more information, please visit: www.vivani.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that are used in this press release, including statements regarding Vivani’s business, products in development, including the safety, tolerability, therapeutic potential or the planned development thereof, and its technology, strategy, cash position and financial runway. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Vivani’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Vivani’s control. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including, without limitation, risks of unexpected costs or delays, and risks and uncertainties associated with the development and commercialization of products and product candidates that may impact or alter anticipated business plans, strategies and objectives. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Vivani’s expectations in any forward-looking statement. There may be additional risks that the Company considers immaterial, or which are unknown. A further list and description of risks and uncertainties are more fully described in periodic filings with the U.S. Securities and Exchange Commission (the “SEC”) including the factors described in Vivani’s most recent Quarterly Report on Form 10-Q filed with the SEC on November 12, 2026, as updated by future filings with the SEC. Any forward-looking statement made by Vivani in this press release is based only on information currently available to the Company and speaks only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of added information, future developments or otherwise, except as required by law.

Company Contact:

Donald Dwyer
Chief Business Officer
info@vivani.com
(415) 506-8462

Investor and Media Relations Contact:
Jami Taylor
Investor and Media Relations Advisor
investors@vivani.com
(415) 506-8462